Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2020

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,423,532)
Unrealized Gain (Loss) on Market Value of Futures	(8,612,948)
Dividend Income	29,390
Interest Income	84,734
ETF Transaction Fees	350
Total Income (Loss)	$(10,922,006)

Expenses
General Partner Management Fees	$52,223
Professional Fees	12,273
Brokerage Commissions	7,850
Non-interested Directors' Fees and Expenses	1,034
Prepaid Insurance Expense	734
Total Expenses	74,114
Expense Waiver	(11,446)
Net Expenses	$62,668
Net Income (Loss)	$(10,984,674)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/20	$84,702,186
Withdrawals (50,000 Shares)	(1,024,038)
Net Income (Loss)	(10,984,674)

Net Asset Value End of Month	$72,693,474
Net Asset Value Per Share (4,000,000 Shares)	$18.17

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596